UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 29, 2024

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

38505 Woodward Avenue,	Suite 200,	Bloomfield Hills,	48304
Michigan
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	TRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
TriMas Corporation (the “Corporation”) issued a press release on February 29, 2024, reporting its financial results for the fourth quarter and year ended December 31, 2023. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference. The press release is also available on the Corporation's website at www.trimascorp.com.
In addition, effective as of the first quarter of 2024, the Company will be modifying the definitions of (i) adjusted net income by adding back amortization of acquisition-related intangible assets and non-cash compensation expense and (ii) adjusted earnings per share by adding back non-cash compensation expense. To provide historical information on a basis consistent with this modification, the Company has recast certain information in the attached Exhibit 99.2 for the quarterly periods and year ended December 31, 2023.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release
99.2	Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures
104	Cover Page Interactive File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	February 29, 2024	By:	/s/ Scott A. Mell
		Name:	Scott A. Mell
		Title:	Chief Financial Officer